Exhibit 99
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      CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
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The undersigned chief executive officer and chief financial officer of Right
Management Consultants, Inc., to the best of their knowledge, do hereby certify that this Quarterly Report of Form 10-Q for the period ended March 31, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Act of 1934, as amended, and that the information contained in this Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of Right Management Consultants, Inc. at the dates and for the periods shown in such Report.

                  BY:/S/ RICHARD J. PINOLA                    May 15, 2003
                    ------------------------                  ------------
                  Richard J. Pinola                              Date
                  Chairman and Chief Executive Officer


                  BY :/S/ CHARLES J. MALLON                   May 15, 2003
                    ------------------------                  ------------
                  Charles J. Mallon                              Date
                  Chief Financial Officer and
                  Principal Accounting Officer



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